Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of February 8, 2010, among MWI VETERINARY SUPPLY CO., an Idaho corporation (the “Borrower”), MWI VETERINARY SUPPLY, INC., a Delaware corporation (the “Parent”), MEMORIAL PET CARE, INC., an Idaho corporation (“Memorial” and together with Parent, collectively, the “Guarantors” and individually, a “Guarantor”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo” and together with Bank of America and each other lender from time to time party hereto, collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., a national banking association, as issuer of letters of credit (in such capacity, the “L/C Issuer”) and as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

A.                                   The Borrower, the Guarantors, the Lenders, the Administrative Agent and the L/C Issuer are each a party to that certain Credit Agreement dated as of December 13, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which and subject to the terms and conditions therein contained, the Lenders agreed to make and have made loans to the Borrower and the L/C Issuer agreed to issue and has issued letters of credit to the Borrower under a revolving credit facility in the maximum principal amount of $70,000,000.

B.                                     The Borrower has informed the Lenders, the Administrative Agent and the L/C Issuer that it intends to acquire Centaur Services Limited, a company incorporated under the laws of England (“Centaur”), which company is a party to that certain Agreement For The Factoring or Discounting Of Debts dated May 7, 2002 (the “Factoring Agreement”) with Fortis Commercial Finance Limited, a company incorporated under the laws of England (“Fortis”), pursuant to which Fortis has agreed to factor or discount the accounts of Centaur.

C.                                     The Borrower has requested that the Lenders (1) increase the maximum principal amount of the revolving credit facility available to the Borrower under the Credit Agreement to $100,000,000 as provided under Section 2.13 of the Credit Agreement, (2) extend the maturity date thereof to March 1, 2013 and (3) consent to the existence of the indebtedness of Centaur to Fortis under the Factoring Agreement and the liens granted by Centaur to Fortis to secure such indebtedness, which the Lenders, the Administrative Agent and the L/C Issuer have agreed to do, subject to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                                      Definitions; Interpretation.  All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement.  The rules of construction and interpretation specified in Sections 1.02 and 1.04 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.

2.                                      Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                  Amendment to Section 1.01.  In Section 1.01, amendments are made to the definitions, as follows:

(i)                                     Applicable Rate.  The table set forth in the definition of “Applicable Rate” is deleted and the following substituted in its stead:

Applicable Rate

Pricing Level	Funded Debt to EBITDA Ratio	Commitment Fee	Eurodollar Rate +	Letters of Credit	Base Rate +
1	<1.75:1	0.20%	1.75%	1.75%	1.05%
2	<2.50:1 but >1.75:1	0.30%	2.25%	2.25%	1.25%
3	>2.50:1	0.35%	2.50%	2.50%	1.50%

(ii)                                  Centaur.  The definition of “Centaur” is added as follows:

“Centaur” means Centaur Services Limited, a company incorporated under the laws of England.

(iii)                               Factoring Agreement.  The definition of “Factoring Agreement” is added as follows:

“Factoring Agreement” means that certain Agreement For The Factoring or Discounting Of Debts dated May 7, 2002 by and between Centaur and Fortis, as the same may from time to time be amended, supplemented or otherwise modified.

(iv)                              Fortis.  The definition of “Fortis” is added as follows:

“Fortis” means Fortis Commercial Finance Limited, a company incorporated under the laws of England.

(v)                                 Maturity Date.  In the definition of Maturity Date, the date “December 1, 2011” is deleted and the date “March 1, 2013” substituted in its stead.

(vi)                              Spot Rate.  The definition of “Spot Rate” is added as follows:

“Spot Rate” means the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of Dollars with Sterling through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made

(vii)                           Sterling.  The definition of “Sterling” is added as follows:

“Sterling” and “£” mean the lawful currency of the United Kingdom.

(b)                                 Addition of Section 2.14.  Section 2.14 is added as follows:

2.14                        Commitment Adjustment.

(a)                                  Decrease in Commitment.  In the event that on the date that is six months after the date that Centaur becomes a Subsidiary, the Factoring Agreement remains in effect, the Aggregate Commitments shall be reduced on such date by an amount equal the Dollar equivalent of the commitment amount of Fortis to factor or discount the accounts of Centaur or otherwise extend credit to Centaur under the Factoring Agreement (the “Fortis Commitment”) as determined by the Administrative Agent at such time on the basis of the Spot Rate (the “Commitment Adjustment Amount”).

(b)                                 Increase in Commitment.  In the event that the Aggregate Commitments have been reduced pursuant to subsection (a) above, upon the receipt by the Administrative Agent of (i) Borrower’s notice to Agent (which shall promptly notify the Lenders) that the Fortis Commitment has been terminated and that Borrower requests that the Aggregate Commitments be increased by the Commitment Adjustment Amount and (ii) evidence satisfactory to the Administrative Agent that (x) the Fortis Commitment has been terminated, (y) all advances to, and debts, liabilities, obligations, covenants and duties of, Centaur arising under or in connection with the Factoring Agreement have been paid or otherwise satisfied in full (other than contingent indemnification obligations) and (z) all Liens granted by Centaur to Fortis have been released, and provided that no Default Exists, the Aggregate Commitment shall be increased by the Commitment Adjustment Amount.  If the Aggregate Commitments are increased in accordance with this subsection (b), the Administrative Agent and the Borrower shall determine the effective date of the increase and the Administrative Agent shall promptly notify the Lenders of such effective date.

(c)                                  Amendments to Section 7.01.  In Section 7.01, the word “and” at the end of subsection (h) is hereby deleted, the period at the end of subsection (i) is deleted and a semicolon substituted in its stead, and subsection (j) is added as follows:

(j)                                     Liens granted by Centaur in favor of Fortis securing Indebtedness permitted under Section 7.03(f).

(d)                                 Amendments to Section 7.03.  In Section 7.03, the word “and” at the end of subsection (e) and subsection (f) is hereby deleted and subsections (f) and (g) are hereby substituted in its stead:

(f)                                    Indebtedness of Centaur owing to Fortis arising under or in connection with the Factoring Agreement in an aggregate principal amount not to exceed £12,000,000 at any time outstanding; and

(g)                                 unsecured Indebtedness in an aggregate principal amount not to exceed at any time outstanding (i) $20,000,000 minus (ii) the aggregate outstanding amount of all Indebtedness permitted by subsection (e) above.

(e)                                  Amendment to Schedule 2.01.  Schedule 2.01 attached to the Credit Agreement is deleted and Schedule 2.01 attached hereto is substituted in its stead.

(f)                                    Amendment to Schedule 5.13.  Schedule 5.13 attached to the Credit Agreement is deleted and Schedule 5.13 attached hereto is substituted in its stead.

3.                                      Amendments to Notes.  The Notes are amended as follows:

(a)                                  Bank of America Note.  In the heading of the Note made by Borrower in favor of Bank of America, the amount of “$40,000,000” is deleted and the amount of “$57,000,000” substituted in its stead.

(b)                                 Wells Fargo Note.  In the heading of the Note made by Borrower in favor of Wells Fargo, the amount of “$30,000,000” is deleted and the amount of “$43,000,000” substituted in its stead.

4.                                      Conditions to Effectiveness.  Notwithstanding anything contained herein to the contrary, this Amendment shall become effective when each of the following conditions is fully and simultaneously satisfied; provided that each of the following conditions is fully and simultaneously satisfied on or before February 8, 2010:

(a)                                  Delivery of Amendment.  The Borrower, each Guarantor, the Administrative Agent, the L/C Issuer and each Lender shall have executed and delivered counterparts of this Amendment to the Administrative Agent, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(b)                                 Payment of Fees.  The Borrower shall have paid to the Administrative Agent for the account of Lenders in proportion to their Applicable Percentage set forth in Schedule 2.01 attached hereto, an amendment fee in the amount of $100,000 in respect of the Lenders’ agreement to enter into this Amendment, which fee shall be fully earned when paid and shall not be refundable for any reason whatsoever;

(c)                                  Authorization.  The Administrative Agent shall have received the following, each in form and substance and dated as of a date satisfactory to the Administrative Agent and its legal counsel:

(i)                                     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each Guarantor as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Borrower or such Guarantor is a party; and

(ii)                                  such evidence as the Administrative Agent may reasonably require to verify that the Borrower and each Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of the Borrower’s and each Guarantor’s Organization Documents, certificates of good standing and/or qualification to engage in business.

(d)                                 Consents, Etc.  The Administrative Agent shall have received such evidence as the Administrative Agent or the Required Lenders may reasonably require to verify that the Borrower and each Guarantor has obtained all consents, approvals, permits or other authorizations from all relevant Governmental Authorities, required to be obtained in connection with the execution, delivery or performance by, or enforcement against, the Borrower and each Guarantor of this Amendment and the other Loan Documents.

(e)                                  Representations True; No Default.  The representations of the Borrower as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and

(f)                                    Other Documents.  The Administrative Agent and the Lenders shall have received such other documents, instruments, and undertakings as the Administrative Agent and such Lender may reasonably request.

5.                                      Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders, the Administrative Agent and the L/C Issuer that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  The Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.

6.                                      No Further Amendment.  Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  The Borrower and each Guarantor hereby ratifies and confirms each of their respective debts, liabilities, obligations, covenants and duties to each Lender, the Administrative Agent and the L/C Issuer arising under the Credit Agreement and the other Loan Documents to which the Borrower or such Guarantor is a party.  Without limiting the foregoing, each Guarantor hereby confirms and agrees that its guarantee of the payment and performance of the Obligations remains in full force and effect, and that the Obligations shall include the debts, liabilities, obligations, covenants and duties of, the Borrower to each Lender, the Administrative Agent and the L/C Issuer arising under the Credit Agreement as amended by this Amendment.

7.                                      Reservation of Rights.  The Borrower and each Guarantor acknowledges and agrees that the execution and delivery by the Administrative Agent, the L/C Issuer and the Lenders of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Administrative Agent, the L/C Issuer or any Lender to forbear or execute similar amendments under the same or similar circumstances in the future.

8.                                      Miscellaneous.

(a)                                  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF IDAHO; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)                                 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)                                  Authorization.  Lenders hereby authorize and instruct the Administrative Agent to execute and deliver this Amendment.

(d)                                 Integration.  This Amendment, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

(e)                                  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MWI VETERINARY SUPPLY CO.

By:	/s/ James F. Cleary, Jr.
Name:	James F. Cleary, Jr.
Title:	President and CEO

MWI VETERINARY SUPPLY, INC.

By:	/s/ James F. Cleary, Jr.
Name:	James F. Cleary, Jr.
Title:	President and CEO

MEMORIAL PET CARE, INC.

By:	/s/ James F. Cleary, Jr.
Name:	James F. Cleary, Jr.
Title:	President and CEO

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Dora A. Brown
Name:	Dora A. Brown
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Bradley C. Ruland
Name:	Bradley C. Ruland
Title:	SVP

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Linda K. Armstrong
Name:	Linda K. Armstrong
Title:	Vice President and Senior Relationship Manager

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$57,000,000.00	57.000000000%

Wells Fargo Bank, N.A.	$43,000,000.00	43.000000000%

Total	$100,000,000.00	100.000000000%

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SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
AND EQUITY INTERESTS IN BORROWER

Part (a).                                                       Subsidiaries.

Name of Direct Owner	Name of Subsidiary	Jurisdiction of Formation	Percentage Ownership

MWI Veterinary Supply, Inc.	MWI Veterinary Supply Co.	Idaho	100%

MWI Veterinary Supply Co.	Memorial Pet Care, Inc.	Idaho	100%

MWI Veterinary Supply Co.	MWI Supply (UK Holdings) Limited	England	100%

MWI Supply (UK Holdings) Limited	MWI Supply (UK) Limited	England	100%

MWI Supply (UK) Limited	MWI Supply (UK Acquisition) Limited	England	100%

MWI Supply (UK Acquisition) Limited	Centaur Services Limited	England	100%

Centaur Services Limited	Labpak Limited	England	100%

Centaur Services Limited	Somervet Limited	England	100%

Part (b).                                                      Other Equity Investments.

Name of Owner	Name of Investment	Jurisdiction of Formation	Percentage Ownership

MWI Veterinary Supply Co.	Feeder’s Advantage LLC	Colorado	50%

MWI Veterinary Supply Co.	Securos Europe, GmbH	Germany	60%

Part (c).                                                       Owners of Equity Interests in Borrower.

Name of Owner	Percentage Ownership

MWI Veterinary Supply, Inc.	100%

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